EXHIBIT 10.2
AMENDMENT TO OFFICE LEASE
THIS AMENDMENT TO OFFICE LEASE (this “Amendment”) is made effective as of this 19th day of September, 2016, by and between MAINSTREET CV NORTH 40, LLC, a Delaware limited liability company (“Landlord”) and CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation (“Tenant”).
W I T N E S S E T H:
WHEREAS, Landlord and Tenant entered into that certain Office Lease, dated September 29, 2015 (the “Lease”), concerning certain premises located on the first floor of the Building and consisting of a Rentable Area of 36,919 rentable square feet (the “Existing Premises”);
WHEREAS, Landlord and Tenant desire to enter into this Amendment to expand the Existing Premises and otherwise modify the Lease as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1.Recitations and Definitions. The foregoing recitations of fact are true and correct and are incorporated herein by this reference. All capitalized terms contained in this Amendment shall have the meaning ascribed to them in the Lease unless otherwise defined herein.

2.Lease Commencement Date. Section 9 of the Basic Lease Provisions and Section 1 of the Standard Lease Provisions of the Lease are hereby amended to provide that the Commencement Date is September 1, 2016.

3.Expansion of Premises. Commencing on the earlier to occur of (i) March 1, 2017, or (ii) the substantial completion (i.e. the issuance of a certificate of occupancy by the applicable governmental agency) of the Expansion Premises Improvements (hereinafter defined) (the “Expansion Premises Commencement Date), the Existing Premises under the Lease shall be expanded to include certain space which is located on the first floor of the Building, consisting of a Rentable Area of 11,235 rentable square feet (the “Expansion Premises”). Wherever the term “Premises” is used in this Amendment or in the Lease it shall be deemed to mean the Existing Premises and the Expansion Premises, for a sum total Rentable Area of 48,154 rentable square feet. The Expansion Premises is depicted in the sketch attached hereto as Exhibit “A” and made a part hereof. Except as modified hereby, Tenant's use and occupancy of the Premises shall be under and subject to all the terms and conditions of the Lease.

4.Term. The lease term for the Expansion Premises shall be coterminous with the Term for the Existing Premises (i.e. shall expire on November 30, 2025).

5.Base Rent: Commencing upon the Expansion Premises Commencement Date and continuing until the Expiration Date, Tenant agrees to pay Landlord Base Rent for the Expansion Premises as follows, without demand, counter-claim or setoff:

The Base Rent for the Expansion Premises shall be $179,760.00 (i.e. $16.00 per square foot of Rentable Area calculated on the basis of 11,235 square feet of Rentable Area), and shall be payable in equal monthly installments of $14,980.00 per month, in advance on or before the first day of every month throughout the Term. In the event the Expansion Premises Commencement Date occurs on any date other than on the first day of a month, the Base Rent for such partial month shall be prorated and calculated at a daily rate. The Base Rent for the Expansion Premises shall be increased by three percent (3.0%) on each yearly anniversary of the Commencement Date of the Lease throughout the Term.

Notwithstanding the foregoing, Landlord shall abate Base Rent for the Expansion Premises only for the first five (5) months immediately following the Expansion Premises Commencement Date (the “Abatement Period”). In the event the Lease shall be terminated by Landlord for Tenant's default prior to the expiration of the full Term under the Lease, Tenant shall immediately pay to Landlord the then unamortized portion of Base Rent for the Abatement Period. Tenant acknowledges that it shall be responsible for the payment of Additional Rent for the Expansion Premises during the Abatement Period. Tenant also acknowledges that it shall be responsible for the payment of Rent for the Existing Premises during the Abatement Period. This provision shall survive the termination of the Lease.
6.Additional Rent. Commencing on the Expansion Premises Commencement Date, Tenant shall continue to pay Additional Rent in accordance with the Lease, except that Tenant’s Proportionate Share of Operating Expenses shall be calculated based upon a Rentable Area of 48,154 rentable square feet, and Tenant's Share shall be increased to 23.76%.

7.Condition of the Premises.     Tenant acknowledges that Landlord has made no representation or promise as to the condition of the Expansion Premises. Landlord shall not perform any alterations, additions, or improvements in order to make the Expansion Premises suitable for Tenant. Tenant further acknowledges that it is currently in possession of the Existing Premises and is fully familiar with the physical condition thereof as well as the condition of the Expansion Premises and accepts both the Existing Premises and Expansion Premises “AS IS.” Landlord shall not be liable for any latent or patent defect in the Expansion Premises.

a.    Tenant shall, at its sole cost and expense, perform all work necessary or desirable in connection with Tenant’s occupancy of the Expansion Premises and the Existing Premises (collectively, the “Expansion Premises Improvements”). Tenant shall furnish to Landlord, for Landlord’s written approval, plans and specifications for the Expansion Premises Improvements, showing a layout, lighting plan, fixture plan, interior finish and material samples, signage plan, and any work to be done or equipment to be installed by Tenant affecting any structural, mechanical, or electrical portion of the Premises or the Building. The plans and specifications will be prepared by a licensed architect and the electrical and mechanical plans will be prepared by a licensed professional engineer. The plans and specifications shall comply with all applicable laws, ordinances, directives, rules, regulations, and other requirements imposed by any and all governmental authorities having or asserting jurisdiction over the Expansion Premises and the Existing Premises. Landlord shall review the plans and specifications and either approve or disapprove them, in Landlord’s sole discretion, within a reasonable period of time not exceeding five (5) business days from receipt by Landlord thereof. The Expansion Premises Improvements shall be constructed by a licensed general contractor selected and paid by Tenant and approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed. Tenant shall cooperate as reasonably necessary so that its general contractor will cause the Expansion Premises Improvements to be completed promptly and with due diligence. The Expansion Premises Improvements shall be performed in accordance with the plans and specifications as approved by Landlord and shall be done in a good and workmanlike manner using new materials. All such work shall be done in compliance with all other applicable provisions of the Lease and with all applicable laws, ordinances, directives, rules, regulations, and other requirements of any governmental authorities having or asserting jurisdiction over the Premises, and Tenant shall, prior to the commencement of any such work, at its sole cost and expense, obtain and exhibit to Landlord all building and/or other governmental permits required in connection with such work. Prior to the commencement of any work by Tenant, Tenant shall furnish to Landlord a certificate of insurance in accordance with the requirements set forth in the Lease. Any damage to any part of the Premises Building which occurs as a result of the Expansion Premises Improvements shall be promptly repaired by Tenant.
b.    Provided Tenant shall not be in default under the terms of the Lease as hereby amended beyond any applicable notice, grace and cure periods, Landlord shall pay an improvement allowance equal to the lesser of (i) the actual cost of the Expansion Premises Improvements (including Soft Costs, as defined in the Lease) and any other costs relating to Tenant's relocation, or (ii) the product of the Rentable Area of the Expansion Premises (11,235 rentable square feet) and $40.00 (i.e. $449,400.00) (the " Expansion Premises Improvements Allowance"), as partial payment for the costs of the Expansion Premises Improvements. Tenant may apply the Expansion Premises Improvements Allowance towards Soft Costs (as defined in the Lease) at either the Expansion Premises or the Existing Premises. Landlord’s payment of the Expansion Premises Improvements Allowance to Tenant is conditioned upon (a) Landlord’s receipt and approval of copies of verifiable paid invoices from the parties performing the work and/or the space planning in connection with the Expansion Premises Improvements and/or the Tenant Improvements to the Existing Premises, and, (b) if required by Landlord, final contractor's affidavits and final lien waivers from Tenant’s contractors, subcontractors and others supplying materials for and performing the work in any portion of the Premises for Tenant. The Expansion Premises Improvements Allowance, or the applicable portion thereof, shall be paid to Tenant within thirty (30) days of Tenant’s delivery of all of the required invoices and any applicable lien waivers to Landlord. Tenant shall be responsible for all costs associated with the design and construction of the Expansion Premises Improvements over and above the Expansion Premises Improvements Allowance. Any portion of the Expansion Premises Improvement Allowance which is not applied by December 31, 2017 shall be retained by Landlord, and no credit shall be given to Tenant for any such unused portion thereof. Landlord shall assess a construction management fee from the Tenant in the amount of three percent (3%) of the Expansion Premises Improvements Allowance in connection with Landlord’s supervision of the Expansion Premises Improvements, which shall be paid from the Expansion

Premises Improvements Allowance. Within thirty (30) days after the Expansion Premises Improvements have been substantially completed, Tenant shall promptly deliver to Landlord a copy of the certificate of occupancy issued by the appropriate governmental authority.
c.    At Landlord's option, if Landlord receives notice that a lien has been filed with respect to the Expansion Premises Improvements, the Expansion Premises Improvements Allowance, or any portion thereof, may be paid by Landlord directly to the general contractor performing the Expansion Premises Improvements or to any lienor giving notice as defined in the Florida Construction Lien Law.
d.    Tenant shall never, under any circumstances, have the power to subject the interest of Landlord in the Premises, the Building, or the Land (hereinafter defined) to any mechanic’s, materialmen’s, or construction liens of any kind. In order to comply with the provisions of Chapter 713.10, Florida Statutes, it is specifically provided that neither Tenant nor anyone claiming by, through or under Tenant, including, but not limited to, contractors, subcontractors, materialmen, mechanics and/or laborers, shall have any right to file or place any mechanics’, materialmen’s or construction liens of any kind whatsoever upon the Premises, the Building, the Land, or improvements thereon, and any such liens are hereby specifically prohibited. All parties with whom Tenant may deal are put on notice that Tenant has no power to subject Landlord’s interest to any mechanics’, materialmen’s or construction lien of any kind or character, and all such persons so dealing with Tenant must look solely to the credit of Tenant, and not to Landlord’s interest or assets. IN ADDITION, THE INTEREST OF LANDLORD IN THE PREMISES, THE BUILDING, AND THE LAND SHALL NOT BE SUBJECT TO LIENS FOR IMPROVEMENTS TO THE PREMISES, THE BUILDING, AND/OR THE LAND MADE BY TENANT, NOTWITHSTANDING ANY APPROVAL BY LANDLORD OF ANY CONTRACT(S) WITH ANY CONTRACTOR(S), AND/OR LANDLORD’S APPROVAL OF ANY SUCH IMPROVEMENT(S) AND/OR PLANS. PRIOR TO ENTERING INTO ANY CONTRACT FOR THE CONSTRUCTION OF ANY ALTERATION OR IMPROVEMENT, TENANT SHALL NOTIFY THE CONTRACTOR MAKING IMPROVEMENTS TO THE PREMISES, THE BUILDING AND/OR THE LAND OF THE FOREGOING PROVISION, AND TENANT’S KNOWING OR WILLFUL FAILURE TO PROVIDE SUCH NOTICE TO THE CONTRACTOR SHALL RENDER THE CONTRACT BETWEEN TENANT AND THE CONTRACTOR VOIDABLE AT THE OPTION OF THE CONTRACTOR. Simultaneously with the Landlord’s and Tenant’s execution of this Lease, but in no event, later than the filing of any notice of commencement against the Premises, Tenant agrees to execute and deliver to Landlord a memorandum of lease in such form as set forth in Exhibit “B” attached hereto and made a part hereof, which, among other things, sets forth the covenant against liens as described in this Section 7 for purposes of compliance with Florida Statute 713.10. Tenant agrees that in no event shall a notice of commencement be recorded in the public records of Palm Beach County, Florida against the Premises prior to the recording of the memorandum of lease. Landlord shall have the right, in its sole and absolute discretion, to record the memorandum of lease in the public records of Palm Beach County, Florida. Further, Tenant appoints Landlord its attorney in fact coupled with an interest to terminate any such memorandum of lease which, if any, has been recorded, upon the expiration or termination of this Lease due to the lapse of time or otherwise.
8.Permitted Use.    Tenant shall use the Expansion Premises only for the permitted use identified Section 6 of the Standard Lease Provisions of the Lease.

9.Brokers. Landlord and Tenant represent that, except for Avison Young, representing Landlord, the parties have not dealt with any real estate broker, sales person or finder in connection with this Amendment, and no other real estate broker initiated or participated in the negotiation of this Amendment. Tenant agrees to indemnify and hold harmless Landlord from and against any liabilities (including, without limitation, reasonable attorneys’ fees and expenses) and claims for commissions and fees arising out of a breach of the foregoing representation.

10.No Other Modifications. Except as expressly set forth herein, all of the terms and conditions of the Lease shall remain in full force and effect and shall apply to this Amendment.

11.Ratification. The undersigned parties hereby ratify and reaffirm their rights and obligations under the Lease as modified by this Amendment. In the event of a conflict or ambiguity between the Lease and this Amendment, the terms and provisions of this Amendment shall control. Landlord and Tenant each represent and warrant to the other: (i) that the execution and delivery of this Amendment has been fully authorized by all necessary corporate actions; (ii) that the person signing this Amendment has requisite authority to do so and the authority and power to bind the company of whose behalf they have signed; and (iii) that to the best of their knowledge and belief, this Amendment is valid, binding and legally enforceable in accordance with its terms. Each party hereby warrants and represents that, to the best of its knowledge: (w) as of the date hereof the parties have complied with all of the terms and conditions of the Lease; (x) Tenant has no right to any credit, claim, cause of action, offset or similar charge against Landlord, Base Rent or Additional Rent existing as of the date hereof; (y) neither party is in default of any of the terms or conditions of the Lease as of the date of this Amendment nor knows of any facts which, given the passage of time, would constitute a default by either party under the Lease; and (z) neither party has assigned any of its right, title and interest in, to and under the Lease to any other party. Each party further agrees to indemnify and hold the other party harmless from and against any and all claims losses, demands, liabilities, damages and expenses of any kind or nature whatsoever, including, without limitation, attorneys’ fees and costs paid or incurred in connection therewith at both trial and appellate levels, incurred or arising by reason of a breach or violation of any of the agreements, obligations, duties or representations and warranties of such party contained in this Amendment. As of the date hereof, Tenant and its successors and assigns hereby release, acquit, satisfy, and forever discharge Landlord and its employees, agents, officers, directors, shareholders, subsidiaries, affiliates, successors and assigns, from any and all actions, causes of action, claims, demands, rights, damages, costs, losses, expenses, occurrences and liabilities of any kind or nature whatsoever, both known and unknown, arising out of any matter, happening or thing, from the beginning of time and relating to the Existing Premises and the Lease, as amended hereby.

12.Counterparts. This Amendment may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Amendment has been duly executed by Landlord and Tenant as of the day and year first above written.

LANDLORD:
MAINSTREET CV NORTH 40, LLC, a Delaware limited liability company

By: Mainstreet 40, Ltd., a Florida limited partnership,
              Manager

By: Mainstreet N40, Inc., a Florida corporation, General Partner

                                                                                    By: /s/ Paul J. Kilgallon
                                                                        Name: Paul J. Kilgallon
                                                                        Title: President
            Date: September 19, 2016

CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation By: /s/ William J. Burns Name: William J. Burns Title: CFO

EXHIBIT “B”

MEMORANDUM OF LEASE

[SEE ATTACHED]

Prepared By and Return To:
David Itskovich, Esq.
Broad and Cassel
7777 Glades Road, Suite 300
Boca Raton, Florida 33434

MEMORANDUM OF LEASE

A.	Lease: Lease Agreement dated ________________ (the “Lease”)

B.	Landlord: MAINSTREET CV NORTH 40, LLC, a Delaware limited liability company (the “Landlord”)

C.	Tenant: CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation (the “Tenant”)

D.
Premises: Certain space containing 48,154 rentable square feet located on the ground floor (the “Premises”) of the building located at 5201 Congress Road (the “Building”), which building is situated in the land (the “Land”) legally described as follows:

PARCEL 1:
A parcel of land in Section 6, Township 47 South, Range 43 East, Palm Beach County, Florida, described as follows:
Commence at the Southwest corner of said Section 6; thence North 0 degrees 29 minutes 15 seconds East, along the West line of said Section 6, 20.00 feet; thence South 89 degrees 42 minutes 30 seconds East, parallel with the South line of said Section 6, 117.50 feet to the Point of Beginning; thence South 89 degrees 42 minutes 30 seconds East, 190.00 feet; thence North 0 degrees 17 minutes 30 seconds East, 290.79 feet; thence North 30 degrees 29 minutes 15 seconds East, 325.02 feet; thence South 89 degrees 30 minutes 45 seconds East, 401.00 feet to the West right-of-way line of Congress Avenue according to the plat thereof recorded in Road Plat Book 4, Page 143 of the Public Records of Palm Beach County, Florida; thence North 0 degrees 29 minutes 15 seconds East along said West right-of-way line, 135.00 feet to the Southeast corner of Parcel U, Arvida Park of Commerce Plat No. 5, according to the plat thereof recorded in Plat Book 44, at pages 111 and 112 of the Public Records of Palm Beach County, Florida; thence North 0 degrees 29 minutes 15 seconds East, along the East line of said Parcel U, 563.50 feet; thence North 44 degrees 30 minutes 45 seconds West, along the Northeasterly line of said Parcel U, 35.36 feet; thence North 89 degrees 30 minutes 45 seconds West, along the North line of Parcel U, 229.01 feet to a point of curvature of a curve concave Northerly with a radius of 341.19 feet and a central angle of 23 degrees 14 minutes 51 seconds; thence Westerly, along the arc of said curve and the North line of said Parcel U, 138.44 feet; thence South 23 degrees 44 minutes 06 seconds West, along the West line of said Parcel U, 46.45 feet; thence South 19 degrees 17 minutes 46 seconds West, 69.99 feet to a point of curvature on a curve concave Westerly with a radius of 25 feet and a central angle of 2 degrees 49 minutes 54 seconds, thence Southerly along the arc of said curve, 1.24 feet; thence North 0 degrees 29 minutes 15 seconds East, 13.89 feet; thence North 89 degrees 30 minutes 45 seconds West, 440.00 feet to the West line of said Section 6; thence South 0 degrees 29 minutes 15 seconds West, along said West line, 515.97 feet; thence South 88 degrees 35 minutes 00 seconds East, 57.50 feet; thence South 0 degrees 29 minutes 15 seconds West, parallel with the said West line of Section 6, 250.00 feet; thence South 88 degrees 35 minutes 00 seconds East, 20.00 feet; thence South 0 degrees 29 minutes 15 seconds West, parallel with the said West line of Section 6, 435.82 feet to a line 45.00 feet North of and parallel with the South line of said Section 6; thence South 89 degrees 42 minutes 30 seconds East, along said parallel line, 40.00 feet; thence South 0 degrees 29 minutes 15 seconds West, parallel with the said West line of Section 6, 25.00 feet to the Point of Beginning.
TOGETHER WITH that certain Grant of Easement filed in Official Records Book 3489, Page 939.
TOGETHER WITH non-exclusive easement of enjoyment to the Common area as described and granted in Declaration of Covenants and Restrictions for Arvida Park of Commerce recorded in Official Records Book 3047, page 1110, as amended.

PARCEL 2:
A parcel of land lying and being in Sections 1 and 12, Township 47 South, Range 42 East and Sections 6 and 7, Township 47 South, Range 43 East, Palm Beach County, Florida, described as follows:
Commence at the Northeast corner of said Section 12; thence South 00 degrees 29 minutes 15 seconds West, along the East line of said Section 12, a distance of 80.01 feet to the North right-of-way line of N.W. 51st Street and the Point of Beginning of this description; thence North 88 degrees 35 minutes 00 seconds West, along a line 80.00 feet South of, and parallel with, as measured at right angles to the North line of said Section 12, a distance of 453.93 feet; thence North 00 degrees 24 minutes 40 seconds East, a distance of 149.73 feet; thence North 89 degrees 35 minutes 20 seconds West, a distance of 4.27 feet; thence North 00 degrees 24 minutes 40 seconds East, a distance of 69.93 feet; thence North 89 degrees 35 minutes 20 seconds West, a distance of 2.46 feet; thence North 00 degrees 24 minutes 40 seconds East, a distance of 578.59 feet; thence South 89 degrees 35 minutes 20 seconds East, a distance of 14.51 feet; thence North 00 degrees 24 minutes 40 seconds West, a distance of 13.99 feet; thence South 88 degrees 35 minutes 00 seconds East, a distance of 447.44 feet to the East line of said Section 1; thence continue South 88 degrees 35 minutes 00 seconds East, a distance of 57.50 feet; thence South 00 degrees 29 minutes 15 seconds West, parallel with the East line of said Section 1, a distance of 250.00 feet; thence South 88 degrees 35 minutes 00 seconds East, a distance of 20.00 feet; thence South 00 degrees 29 minutes 15 seconds West, a distance of 435.82 feet to a line 45.00 feet North of and parallel with the South line of said Section 6; thence South 89 degrees 42 minutes 30 seconds East, along said parallel line, a distance of 40.00 feet; thence South 00 degrees 29 minutes 15 seconds West, a distance of 45.00 feet to the South line of said Section 6; thence continue South 00 degrees 29 minutes 15 seconds West, a distance of 80.00 feet to a line 80.00 feet South of and parallel with the South line of said Section 6, said point being further described as being the North right-of-way line of N.W. 51st Street; thence North 89 degrees 42 minutes 30 seconds West, along said parallel line, a distance of 117.50 feet to the said Point of Beginning of this description.
TOGETHER WITH perpetual non-exclusive rights, privileges and easements (to the extent that they constitute an interest in real property) as described in granted in Declaration of Reciprocal Easements and Covenants filed July 18, 1995 in Official Records Book 8841, page 423.
Said land situate, lying and being in Palm Beach County, Florida.

E.
Lien on Landlord’s Interest Prohibited. Tenant shall never, under any circumstances, have the power to subject the interest of Landlord in the Premises, the Building, or the Land to any mechanic’s, materialmen’s, or construction liens of any kind. In order to comply with the provisions of Chapter 713.10, Florida Statutes, it is specifically provided that neither Tenant nor anyone claiming by, through or under Tenant, including, but not limited to, contractors, subcontractors, materialmen, mechanics and/or laborers, shall have any right to file or place any mechanics’, materialmen’s or construction liens of any kind whatsoever upon the Premises, the Building, the Land, or improvements thereon, and any such liens are hereby specifically prohibited. All parties with whom Tenant may deal are put on notice that Tenant has no power to subject Landlord’s interest to any mechanics’, materialmen’s or construction lien of any kind or character, and all such persons so dealing with Tenant must look solely to the credit of Tenant, and not to Landlord’s interest or assets. IN ADDITION, THE INTEREST OF LANDLORD IN THE PREMISES, THE BUILDING, AND THE LAND SHALL NOT BE SUBJECT TO LIENS FOR IMPROVEMENTS TO THE PREMISES, THE BUILDING, AND/OR THE LAND MADE BY TENANT, NOTWITHSTANDING ANY APPROVAL BY LANDLORD OF ANY CONTRACT(S) WITH ANY CONTRACTOR(S), AND/OR LANDLORD’S APPROVAL OF ANY SUCH IMPROVEMENT(S) AND/OR PLANS. PRIOR TO ENTERING INTO ANY CONTRACT FOR THE CONSTRUCTION OF ANY ALTERATION OR IMPROVEMENT, TENANT SHALL NOTIFY THE CONTRACTOR MAKING IMPROVEMENTS TO THE PREMISES, THE BUILDING AND/OR THE LAND OF THE FOREGOING PROVISION, AND TENANT’S KNOWING OR WILLFUL FAILURE TO PROVIDE SUCH NOTICE TO THE CONTRACTOR SHALL RENDER THE CONTRACT BETWEEN TENANT AND THE CONTRACTOR VOIDABLE AT THE OPTION OF THE CONTRACTOR.

[Signature Pages Follow]

[SIGNATURE PAGE FOR
MEMORANDUM OF LEASE]

Landlord and Tenant have signed this Memorandum of Lease as of the day and year first above written.

WITNESS/ATTEST:                LANDLORD:

MAINSTREET CV NORTH 40, LLC, a Delaware limited liability company

By:	Mainstreet 40, Ltd., a Florida limited partnership, Manager

By:	Mainstreet N40, Inc., a Florida corporation, General Partner

________________________              By:    ____________________________    (SEAL)
Name:                          Name:    ____________________________
Title:                          Title:    ____________________________
Date:    ____________________________

________________________
Name:
Title:

STATE OF ____________________
COUNTY OF     __________________

The foregoing instrument was acknowledged before me this ____ day of ____________, 20__, by ________________, as ________________________ of MAINSTREET CV NORTH 40, LLC, a Delaware limited liability company, on behalf of the company. S/He is personally known to me or has produced _____________________________ as identification.

Print Name:
Notary Public
Commission No.
My commission expires:

[SIGNATURE PAGE FOR
MEMORANDUM OF LEASE]

WITNESS/ATTEST:                TENANT:

CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation

_____________________________        By:    /s/ William J. Burns
Name:                        Name: William J. Burns
Title:                        Title: CFO
Date: _____________________________

________________________
Name:
Title:

STATE OF Florida
COUNTY OF Palm Beach

The foregoing instrument was acknowledged before me this 19th day of September 2016, by William J. Burns, as Chief Financial Officer of Cross Country Healthcare, Inc., a ____________________________, on behalf of the company. S/He is personally known to me or has produced _____________________________________ as identification.

/s/ Elizabeth M. Berrios Brown
Print Name: Elizabeth M. Berrios Brown
Notary Public
Commission No. FF021538
My commission expires: September 15, 2017

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